                                 EXHIBIT 10.13

                               CREDIT AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of June 30, 1996, by and between SUBURBAN WATER SYSTEMS, a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITAL
                                    -------
     Borrower has requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  THE CREDITS
                                  -----------

     SECTION 1.1.   LINE OF CREDIT A.

     (a)  Line of Credit A.  Subject to the terms and conditions of this
          ----------------
Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 1, 1996, not to exceed at any time the aggregate principal amount of Four Million Dollars ($4,000,000.00) ("Line of Credit A"); provided, however, that at no time shall the outstanding principal balance of the Line of Credit A, when combined with the outstanding principal balance of the $6,000,000.00 revolving line of credit provided by Bank to Southwest Water Company, a Delaware corporation ("Southwest") pursuant to that certain Credit Agreement between Southwest and Bank dated as of December 2, 1992, as amended ("Southwest/Wells Fargo Credit Agreement") (said $6,000,000.00 line of credit provided by Bank to Southwest pursuant to the Southwest/Wells Fargo Credit Agreement, as same may be modified, extended and renewed from time to time, may be referred to as the "Southwest/Wells Fargo Line of

Credit"), exceed SIX MILLION DOLLARS ($6,000,000.00) in the aggregate. The proceeds of the initial advance under Line of Credit A shall be used to fund a loan by Borrower to Southwest which will be used by Southwest to repay indebtedness of Southwest to Bank under the Southwest/Wells Fargo Line of Credit. After the initial advance, proceeds of advances under Line of Credit A shall be used for Borrower's working capital requirements. Borrower's obligation to repay advances under Line of Credit A shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit A Note"), all terms of which are incorporated herein by this reference.

     (b)  Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
term of Line of Credit A borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in Line of Credit A Note; provided however, that the total outstanding borrowings under Line of Credit A shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

      SECTION 1.2.  LINE OF CREDIT B.

     (a)  Line of Credit B.  Subject to the terms and conditions of this
          ----------------
Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 30, 1997, not to exceed at any time the aggregate principal amount of Four Million Dollars ($4,000,000.00) ("Line of Credit B"); provided, however, that at no time shall the outstanding principal balance of the Line of Credit B, when combined with the outstanding principal balance of the $6,000,000.00 revolving commitment provided by Bank to Southwest pursuant to that certain Credit Agreement between Southwest and Bank (which is referred to therein as "First Interstate Bank of California") dated as of December 22, 1992, as amended ("Southwest/First Interstate Credit Agreement") (said $6,000,000.00 revolving commitment provided by Bank to Southwest pursuant to the Southwest/First Interstate Credit Agreement, as same may be modified, extended and renewed from time to time, may be referred to as the "Southwest/First Interstate

Line of Credit"), exceed SIX MILLION DOLLARS ($6,000,000.00) in the aggregate. The proceeds of the initial advance under Line of Credit B shall be used to fund a loan by Borrower to Southwest which will be used by Southwest to repay indebtedness of Southwest to Bank under the Southwest/First Interstate Line of Credit. After the initial advance, proceeds of advances under Line of Credit B shall be used for Borrower's working capital requirements. Borrower's obligation to repay advances under Line of Credit B shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Line of Credit B Note"), all terms of which are incorporated herein by this reference.

     (b)  Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
term of Line of Credit B borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in Line of Credit B Note; provided however, that the total outstanding borrowings under Line of Credit B shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     SECTION 1.3.   INTEREST/FEES.

     (a)  Interest.   The outstanding principal balances of Line of Credit A and
          --------
Line of Credit B shall bear interest at the rates of interest set forth in the Line of Credit A Note and the Line of Credit B Note, respectively.

     (b)  Computation and Payment.  Interest shall be computed on the basis of a
          -----------------------
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit A Note and the Line of Credit B Note (collectively, "Notes").

     (c)  Commitment Fee.  Borrower shall pay to Bank a non-refundable
          --------------
commitment fee for Line of Credit A and Line of Credit B equal to $1,500.00, which fee shall be due and payable in full on the date Borrower executes this Agreement.

     (d)  Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to one-
          ---------------------
half percent (.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of Line of Credit A, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within thirty (30) days after each billing is sent by Bank.

     SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under each Credit by charging Borrower's demand deposit account number 4919-041608 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.5. GUARANTY. All indebtedness of Borrower to Bank shall be guaranteed by Southwest in the principal amount of EIGHT MILLION DOLLARS ($8,000,000.00), as evidenced by and subject to the terms of a continuing guaranty in form and substance satisfactory to Bank.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower. Southwest owns one hundred percent (100%) of the stock of Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents and Borrower's use of the proceeds of the Credits do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound. The execution, delivery and performance by Southwest of its guaranty hereunder do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Southwest, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Southwest is a party or by which Southwest may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated May 31,1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and

(c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated, in any material respect, any provision of any defined benefit employee pension plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan maintained by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.12. APPROVALS. All required registrations with, or consents or approvals of, or notices to or other action by, any governmental authority or agency or other person or entity with respect to the execution, delivery and performance by Borrower of this Agreement and the use of the proceeds of the Credits have been made, given or taken as the case may be. All required registrations with, or consents or approvals of, or notices to or other action by, any governmental authority or agency or other person or entity with respect to the execution, delivery and performance by Southwest of its guaranty hereunder have been made, given or taken as the case may be.

                                  ARTICLE III
                                  -----------
                                  CONDITIONS
                                  ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel.  All legal matters incidental to the
         ------------------------
granting of each of the Credits shall be satisfactory to Bank's counsel.

     (b) Documentation.  Bank shall have received, in form and substance
         -------------
satisfactory to Bank, each of the following, duly executed:

   (i)   This Agreement and the Notes.
  (ii)   Corporation Resolution: Borrowing.
 (iii)   Certificates of Incumbency from Borrower and Southwest.
  (iv)   Continuing Guaranty from Southwest.
   (v)   Corporate Resolution Authorizing Guaranty from Southwest.
  (vi) Letter of understanding between Bank, Borrower and Southwest confirming that borrowings by Southwest under the Southwest/Wells Fargo Line of Credit and the Southwest/First Interstate Line of Credit are restricted in accordance with Sections 1.1 and 1.2 herein.
 (vii) Such other documents as Bank may require under any other Section of this Agreement.

     (c) Legal Opinion.  Bank shall have received, from counsel to Borrower
         -------------
acceptable to Bank, a legal opinion in form and substance satisfactory to Bank.

     (d) Approval Documents.  Borrower shall have delivered to Bank such
         ------------------
documents as Bank may require to assure Bank that Borrower has the right, power and authority to enter into this Agreement and the other Loan Documents and to perform all obligations of Borrower hereunder and thereunder.

     (e) Financial Condition.  There shall have been no material adverse change,
         -------------------
as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of a substantial or material portion of the assets of Borrower or any guarantor hereunder.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance.  The representations and warranties contained herein and in
         ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation.  Bank shall have received all additional documents which
         -------------
may be required in connection with such extension of credit.


                                  ARTICLE IV
                                  ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the Credits at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 60 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

     (b) not later than 120 days after and as of the end of each fiscal year, an audited consolidated financial statement of Southwest, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows and a statement of retained earnings, together with such consolidating information as Bank may reasonably require;

     (c) not later than 60 days after and as of the end of each quarter, a financial statement of Southwest, prepared by Southwest, to include balance sheet and income statement;

     (d) contemporaneously with each quarterly financial statement of Southwest required hereby, a certificate of the chief financial officer of Southwest that said financial statements are accurate;

     (e) contemporaneously with each quarterly financial statement of Borrower required hereby and with each annual consolidated financial statement of Southwest required hereby, a certificate of the chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time would constitute an

Event of Default, together with a calculation of Total Debt and Bondable Capacity as those terms are defined in section 4.8(c);

     (f) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's reasonable satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein) , with compliance determined commencing with Borrower's financial statements for the period ending May 31, 1996:

     (a) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end.

     (b) EBITDA Coverage Ratio not less than 1.5 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

     (c) Total Debt not greater than Bondable Capacity ($32,693,000 at June 30,
1996) calculated as of the end of each quarter, with "Total Debt" defined as bank debt plus bonds issued under that certain Indenture of Mortgage and Deed of Trust dated October 1, 1986, as supplemented and amended by the first Amendment and Supplement to Indenture of Mortgage and Deed of Trust dated February 7, 1990 ("First Amendment") and the Second Amendment and Supplement to Indenture of Mortgage and Deed of Trust dated January 24, 1992, and as to be further supplemented by a Third Amendment and Supplement to Indenture of Mortgage and Deed of Trust by Borrower and Bank of America, as Trustee, for the purpose of creating the Series C Bonds (collectively, "Indenture"). "Bondable Capacity" is defined as a dollar amount equal to the sum of:

     (i) the Adjusted Amount of Bondable Property; plus

     (ii) Trust Moneys; plus

     (iii) the Amount of Property Additions not previously included in any Summary Certificate of Bondable Capacity; less

     (iv) the amount of Retirements not previously included in any Summary Certificate of Bondable Capacity; less

     (v) $3,250,000 as provided in the First Amendment.

All capitalized terms used in this section 4.8(c) shall have the meanings given to them in the Indenture in effect on the date hereof, unless otherwise defined herein.

     SECTION 4.9. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $500,000.00.

     SECTION 4.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000; or (e) the commencement of any legal, judicial or administrative proceeding which seeks a determination that Borrower is unauthorized to perform any obligation under this Agreement or any of the other Loan Documents.

     SECTION 4.11. APPROVALS. Obtain all consents and approvals from any governmental authority or agency or other person or entity as may be required for Borrower to perform its obligations hereunder.

                                   ARTICLE V
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except for (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof, and (c) the $8,000,000 of Series C First Mortgage Bonds on the terms heretofore submitted by Borrower to Bank.

     SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity, except for acquisitions of assets which do not include stock, partnership interests or limited liability memberships, and which do not involve acquired assets with a value (based on the consideration paid therefor) in excesss of $250,000.00 in the aggregate for all such acquisitions during any fiscal year; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except for (a) any of the foregoing in favor of Bank, and (b) any of the foregoing existing as of and disclosed to Bank in writing prior to the date hereof.

     SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except for (a) any of the foregoing existing as of, and disclosed to Bank in writing prior to, the date hereof, and
(b) advances by Borrower to Southwest in the ordinary course of business so long as outstanding advances by Borrower to Southwest do not exceed $3,000,000.00 in the aggregate at any time; provided, however, that for the purpose of calculating the $3,000,000.00 of permitted outstanding advances to Southwest, the outstanding balances of the loans to Southwest which are funded by the initial advance under each Credit hereunder (collectively, "Initial Southwest Loans") shall be excluded.

     SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, except for dividends allowed by the terms of the Indenture.

     SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except for (a) any of the foregoing in favor of Bank, and (b) any of the foregoing which is existing as of, and disclosed to Bank in writing prior to, the date hereof, and (c) the lien on real property created by the Indenture.

     SECTION 5.8. PARTNERSHIPS. Become a general partner in any partnership or a joint venturer in any joint venture.

                                  ARTICLE VI
                                  ----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay within three (3) days of the date when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence, except that in the case of defaults which by their nature can be cured under the following sections of this Agreement, such defaults shall continue for a period of thirty
(30) days from the date Bank gives Borrower written notice thereof: Borrower's failure to maintain adequate books and records in accordance with generally accepted accounting principles as required by Section 4.2; Borrower's delivery of financial statements to Bank under Section 4.3 which are not in form or detail satisfactory to Bank; Borrower's failure to maintain insurance in accordance with Section 4.5; Borrower's failure to maintain its properties in accordance with Section 4.6; and Borrower's failure to make a provision to Bank's satisfaction for payment of a disputed obligation in accordance with
Section 4.7.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank, including without limitation the occurrence of any event of default under the Southwest/Wells Fargo Credit Agreement or the Southwest/First Interstate Credit Agreement; provided however, that in the case of a default under the terms of indebtedness to a person or entity other than Bank, any cure period applicable to such default has expired, and such indebtedness is in excess of $500,000 in the aggregate for all such uncured defaults by Borrower and any guarantor combined.

     (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder; provided, however, that such judgments, judgment liens, levies, writs, executions and other process involve judgments or claims in excess of $100,000 in the aggregate for Borrower and any guarantor combined, and such judgments or claims, as the case may be, are not insured against pending appeal in a manner reasonably satisfactory to Bank (which insurance may consist of a bond or other insurance coverage as long as it is reasonably satisfactory to Bank), or satisfied within twenty (20) days after the creation thereof or at least five (5) days prior to the date on which any assets could be lawfully sold in satisfaction thereof.

     (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property (except that as set forth below with respect to an involuntary petition or proceeding pursuant to the Bankruptcy Code as defined below or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, as long as such petition or proceeding is opposed, Borrower shall have sixty (60) days from its commencement to have such petition or proceeding dismissed), or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder and such involuntary petition or proceeding is unopposed or is not dismissed within sixty (60) days of its commencement (it is acknowledged that in accordance with Section 3.2(a) herein, Bank would have no obligation to make new advances to Borrower during such time period), or Borrower or any guarantor hereunder shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any guarantor hereunder by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes materially impairs, or is substantially likely to materially impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents; provided, however, that the existence or occurrence of any such event or condition shall not constitute an Event of Default under this paragraph (g) unless Borrower fails to cure such event or condition within forty-five (45) days of written notice from Bank to Borrower of the existence thereof.

     (h) The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

     (i) Any change in ownership of Borrower during the term of this Agreement.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER: SUBURBAN WATER SYSTEMS
               1211 E. Center Court Dr.
               Covina, CA 91724
               Attn:  Chief Financial Officer


     BANK:     WELLS FARGO BANK, NATIONAL ASSOCIATION
               FLAIR INDUSTRIAL PARK REGIONAL
               COMMERCIAL BANKING OFFICE
               9000 Flair Drive, Suite 100
               El Monte, CA 91731

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with the following (except that in the case of (b) below, only Bank's reasonable attorneys' fees, to include outside counsel fees and allocated costs of Bank's in-house counsel, shall be reimbursed by Borrower):
(a) the negotiation and preparation of this Agreement and the other Loan Documents, (b) Bank's continued administration hereof and thereof, (c) the preparation of any amendments and waivers hereto and thereto, (d) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (e) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 7.11.  ARBITRATION.

     (a) Arbitration.  Upon the demand of any party, whether made before the
         -----------
institution of any judicial proceeding or not more than 30 days after service of a complaint, third party complaint, cross-claim, counterclaim or any answer thereto or any amendment to any of the above, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b)  Governing Rules.  Arbitration proceedings shall be administered by the
          ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in the County of Los Angeles, State of California, selected by the AAA or other administrator.
If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

     (c)   No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
           ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
         --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e)  Judicial Review.  Notwithstanding anything herein to the contrary, in
          ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Real Property Collateral; Judicial Reference.  Notwithstanding anything
         --------------------------------------------
herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) Miscellaneous.  To the maximum extent practicable, the AAA, the
         -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                                    WELLS FARGO BANK,
SUBURBAN WATER SYSTEMS                              NATIONAL ASSOCIATION


By:  /s/ PETER J. MOERBEEK                     By:  /s/ COTTY WALLACE
   ------------------------------------           -----------------------------
                                                    Vice President

Title:  Secretary
      ---------------------------------

By:  /s/ DANIEL N. EVANS
   ------------------------------------

Title:  Vice President Finance & CFO
      ---------------------------------